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www.bakerdonelson.com

December 17, 2021

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Re:    Sun Communities, Inc. – Registration Statement on Form S-3
(File No: 333-255020) (the “Registration Statement”)
Ladies and Gentlemen:
We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the issuance by the Company of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $1,250,000,000 (the “Shares”), pursuant to the above-referenced Registration Statement filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The Shares are to be issued by the Company pursuant to, and in accordance with the terms and conditions of, (i) the At the Market Offering Sales Agreement, dated December 17, 2021 (the “Sales Agreement”), among the Company, Sun Communities Operating Limited Partnership, a Michigan limited partnership of which the Company acts as the general partner, BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Fifth Third Securities, Inc., BTIG, LLC, Jefferies LLC, Samuel A. Ramirez & Company, Inc. and Robert W. Baird & Co. Incorporated as sales agent, principal and/or (except in the case of Regions Securities LLC, Fifth Third Securities, Inc., BTIG, LLC, Jefferies LLC, Samuel A. Ramirez & Company, Inc. and Robert W. Baird & Co. Incorporated) forward seller (in such capacity, each a “Sales Agent” and collectively, the “Sales Agents”), and each of Bank of Montreal, Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association, and Royal Bank of Canada (each, or one of their respective affiliates, in such capacity, a “Forward Purchaser” and collectively, the “Forward Purchasers”), and (ii) any letter agreement to be entered into between the Company and a Forward Purchaser relating to any forward stock purchase transactions (the “Master Confirmation”), as described therein and in the Sales Agreement, as shall be supplemented by one or more supplemental confirmations (together with the relevant Master Confirmation, a “Confirmation”), substantially in the form set forth in Schedule 4 to the Sales Agreement (the “Form of Confirmation”) and as contemplated by Section 2(a) of the Sales Agreement. The Registration Statement includes a prospectus dated April 2, 2021, and a prospectus supplement (the “Prospectus Supplement”) filed with the Commission on December 17, 2021 (collectively, the “Prospectus”), to be furnished to potential purchasers of the Shares and/or shares of Common Stock that a Forward Purchaser will borrow from third parties and that will be sold on their behalf by the applicable Sales Agent (the “Offering”). We understand that our opinion is required to be filed as an exhibit to the Registration Statement.
In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
A.the Registration Statement, including the Prospectus;

Sun Communities, Inc.
December 17, 2021

B.the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Charter Documents”);
C.the Third Amended and Restated Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Bylaws”);
D.the Sales Agreement and the Form of Confirmation;
E.certain resolutions adopted by the Board of Directors of the Company regarding the Offering, the Sales Agreement, the Form of Confirmation, and the filing of the Prospectus Supplement (the “Resolutions”);
F.a certificate of the Company regarding certain matters related to the Sales Agreement, the Form of Confirmation, the issuance and sale of the Shares, the Registration Statement, and the filing of the Prospectus Supplement (the “Certificate”);
G.a certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated December 16, 2021, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the “Good Standing Certificate”); and
H.such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.
In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete; (v) that the Charter Documents, the Bylaws, and the Resolutions have not been amended or rescinded; and (vi) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons.
We have also assumed that: (i) the Resolutions and the actions reflected therein authorizing the Company to issue, offer, and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Company; (ii) the pricing committee of the Company’s Board of Directors established pursuant to the Resolutions will have taken action necessary to set the sales price of the Shares (“Pricing Committee Resolutions”), and that any such Pricing Committee Resolutions will be in full force and effect at all times at which any Shares are offered or sold by the Company; (iii) the Registration Statement and any amendment thereto will remain effective at the time of the issuance of any

Sun Communities, Inc.
December 17, 2021

Shares thereunder; (iv) at the time of the issuance of any Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such Shares are issued; (v) none of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter Documents; (vi) upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents; (vii) the Company will remain duly organized, validly existing, and in good standing under Maryland law at the time any Shares are issued; (viii) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient; and (ix) all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects.
As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.
Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and, based solely on the Good Standing Certificate, is in good standing with SDAT as of the date of the Good Standing Certificate, and (ii) the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company to a Sales Agent and/or a Forward Purchaser, as applicable, in accordance with the terms of the Sales Agreement and/or a Confirmation, as applicable, in exchange for payment therefor in accordance with the Resolutions, the Pricing Committee Resolutions, and the Sales Agreement and the applicable Confirmation, as applicable, will be validly issued, fully paid, and nonassessable.
The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinions expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions are limited to the matters set forth herein, and no other opinions should be inferred or implied beyond the matters expressly stated.
Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the filing of the Prospectus Supplement,

Sun Communities, Inc.
December 17, 2021

which is incorporated by reference in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
corporation

By:    /s/ Kenneth B. Abel
    Kenneth B. Abel

Authorized Representative